UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

iAnthus Capital Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IANTHUS CAPITAL HOLDINGS INC.	Have questions about this notice? Call the Toll Free Number below or scan the QR code to find out more

Toll Free – 1-866 964-0492

www.computershare.com/ noticeandaccess

Notice of Availability of Proxy Materials for

IANTHUS CAPITAL HOLDINGS INC. Annual General Meeting

Meeting Date and Location:

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When: June 25, 2026	Where: Online at: https://meetnow.global/MGZK7NC
12:00 pm (Eastern Time)

You are receiving this notice to advise that the proxy materials for the above noted securityholders’ meeting are available on the Internet. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We remind you to access and review all of the important information contained in the information circular and other proxy materials before voting.

The information circular and other relevant materials are available at:

https://www.ianthus.com/investors/annual-meeting-materials/2026-shareholder-materials

OR

www.sedarplus.ca

How to Obtain Paper Copies of the Proxy Materials

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Securityholders may request to receive paper copies of the current meeting materials by mail at no cost. Requests for paper copies may be made using your Control Number as it appears on your enclosed Voting Instruction Form or Proxy. To ensure you receive the materials in advance of the voting deadline and meeting date, all requests must be received no later than June 15, 2026. If you do request the current materials, please note that another Voting Instruction Form/Proxy will not be sent; please retain your current one for voting purposes.

For Holders with a 15 digit Control Number:	For Holders with a 16 digit Control Number:

Request materials by calling Toll Free, within North America - 1-866-962-0498 or direct, from Outside of North America - (514) 982-8716 and entering your control number as indicated on your Voting Instruction Form or Proxy.	Request materials by calling Toll Free, within North America - 1-877-907-7643 or direct, from Outside of North America - 1-303-562-9305 and entering your 16 digit control number as indicated on your Voting Instruction Form.

To obtain paper copies of the materials after the meeting date, please contact investors@ianthuscapital.com	To obtain paper copies of the materials after the meeting date, please contact investors@ianthuscapital.com

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Securityholder Meeting Notice

The resolutions to be voted on at the meeting are listed below along with the Sections within the Information Circular where disclosure regarding the matter can be found.

1.	Election of Directors – Election of Directors

2.	Appointment of Auditors – Appointment of Auditors

Voting

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PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your securities you must vote using the methods reflected on your enclosed Voting Instruction Form or Proxy.

PLEASE VIEW THE INFORMATION CIRCULAR PRIOR TO VOTING

Annual Financial statement delivery

•	Only Registered and Beneficial holders who opted to receive one

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